(KEB Letterhead)


April 17, 2002



The Board of Directors
C-3D Digital, Inc.

     We hereby consent to the incorporation by reference in the registration statement of Form S-3 of C-3D Digital, Inc. of our report dated May 25, 2001, relating to the Balance Sheets of VisionComm, Inc. as of December 31, 2000 and 1999 and its related Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows, which report appears in the March 31, 2001 annual report on Form 10-KSB/A of Chequemate International, Inc., dba C-3D Digital, Inc.

     We also consent to the incorporation by reference in the registration statement on Form S-3 of C-3D Digital, Inc. of our report dated March 28, 2000 (except for Note 0, as to which the date is January 19, 2001) relating to the Balance Sheets of VisionComm, Inc. as of December 31, 1999 and 1998 and its related Statements of Operations, Stockholders' Equity (Deficit) and Cash Flows, which report appears in Amendment No. 2 to the current report on Form 8-K dated as of February 8, 2002 of Chequemate International, Inc., dba C-3D Digital Inc.

/s/ Kerber, Eck & Braeckel, LLP
    -------------------------------
    KERBER, ECK & BRAECKEL, LLP